AMENDMENT NO. 4

TO

MASTER ADMINISTRATIVE SERVICES AGREEMENT

This Amendment dated as of January 1, 2019, amends the MASTER ADMINISTRATIVE SERVICES AGREEMENT (the “Agreement”) made June 1, 2010, by and between INVESCO ADVISERS, INC., a Delaware corporation (the “Administrator”) and INVESCO SENIOR LOAN FUND, a Delaware Statutory Trust (the “Trust”).

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to change to the fee structure under the Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

1.	Appendix A is hereby deleted in its entirety and replaced with the following:

“APPENDIX A

FEE SCHEDULE TO

MASTER ADMINISTRATIVE SERVICES AGREEMENT

OF

INVESCO SENIOR LOAN FUND

Portfolio	Effective Date of Agreement
Invesco Senior Loan Fund	June 1, 2010

The Administrator may receive from the Fund reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Invesco Fund Complex Net Assets**
0.0175%	First $100 billion
0.0150%	Next $100 billion
0.0135%	Next $100 billion
0.0125%	Next $100 billion
0.010%	Over $400 billion

*

The fee will be paid monthly at 1/12 of the annualized effective fee rate based on the average assets under management of the Invesco Fund Complex Net Assets of the prior month not to exceed 0.0140% through June 30, 2019.

**	Invesco Fund Complex Net Assets means the aggregate monthly net assets of each mutual fund and closed-end fund in the Invesco Fund complex overseen by the Invesco Funds Board.”

2.	All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

INVESCO ADVISERS, INC.

Attest:	/s/ Peter A. Davidson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary	Name:	Jeffrey H. Kupor
		Title:	Senior Vice President

(SEAL)

INVESCO SENIOR LOAN FUND

Attest:	/s/ Peter A. Davidson	By:	/s/ Jeffrey H. Kupor
	Assistant Secretary	Name:	Jeffrey H. Kupor
		Title:	Senior Vice President

(SEAL)